UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 12, 2010

INVACARE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-15103	95-2680965

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Invacare Way, P.O. Box 4028, Elyria, Ohio	44036

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (440) 329-6000

_______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

Effective July 12, 2010, Invacare Corporation (the “Company”) entered into a Fifth Amendment to Credit Agreement by and among the Company, certain subsidiaries of the Company named therein, the Lenders party thereto and PNC Bank, National Association (formerly National City Bank), as Multicurrency Administrative Agent (the “Amendment”), which amended the Credit Agreement, dated as of February 12, 2007, by and among the Company and the other parties named therein, as amended (the “Credit Agreement”).

The Amendment, among other things, amends the Credit Agreement to increase the aggregate face amount of the Company’s 9 ¾% Senior Notes due 2015 and the Company’s 4.125% Senior Subordinated Convertible Debentures due 2027 that the Company is permitted to redeem, repurchase or otherwise retire, pursuant to certain terms and conditions, from $75,000,000 to $105,000,000.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the terms of the Amendment, which is attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Amendment provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.                      Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit number	Description
10.1
Fifth Amendment to Credit Agreement by and among the Company, certain subsidiaries of the Company named therein, the Lenders party thereto and PNC Bank, National Association (formerly National City Bank), as Multicurrency Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invacare Corporation
(Registrant)

Date: July 13, 2010
/s/ Robert K. Gudbranson
Robert K. Gudbranson Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit number	Description
10.1
Fifth Amendment to Credit Agreement by and among the Company, certain subsidiaries of the Company named therein, the Lenders party thereto and PNC Bank, National Association (formerly National City Bank), as Multicurrency Administrative Agent.